   As Filed with the Securities and Exchange Commission on January 19, 1999

                                                  Registration No. 333-
------------------------------------------------------------------------------

				 UNITED STATES
		      SECURITIES AND EXCHANGE COMMISSION
			    WASHINGTON, D.C. 20549

			 ----------------------------

				   FORM S-3
			   REGISTRATION STATEMENT
		       UNDER THE SECURITIES ACT OF 1933


			 OHIO CASUALTY CORPORATION
	   (Exact Name of Registrant as Specified in its Charter)

				    OHIO
		 (State or Other Jurisdiction of Incorporation
			      or Organization)

				  31-0783294
		    (I.R.S. Employer Identification Number)

		  ---------------------------------------------
			    136 NORTH THIRD STREET
			     HAMILTON, OHIO 45025
				(513) 867-3000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
		   of Registrant's Principal Executive Office)

			       BARRY S. PORTER
			   CHIEF FINANCIAL OFFICER
			  OHIO CASUALTY CORPORATION
			    136 NORTH THIRD STREET
			     HAMILTON, OHIO 45025
				(513) 867-3000
  (Name, Address, Including Zip Code, and Telephone Number, Including Area
			 Code, Of Agent for Service)

		  ---------------------------------------------

				  COPIES TO:
			  ROGER E. LAUTZENHISER, ESQ.
		      VORYS, SATER, SEYMOUR AND PEASE LLP
		       52 EAST GAY STREET, P.O. BOX 1008
			   COLUMBUS, OHIO 43216-1008
			       (614) 464-6291

		  ---------------------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
		  ----
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, please check the following box.   X
							      ----
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
							  ----
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
			  ----
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
				   ----
		   -------------------------------------------
			 CALCULATION OF REGISTRATION FEE

=========================================================================================================
  TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE          PROPOSED          PROPOSED      AMOUNT OF
	 TO BE REGISTERED              REGISTERED(1)(2)        MAXIMUM           MAXIMUM     REGISTRATION
							    OFFERING PRICE       AGGREGATE        FEE
							   PER UNIT(1)(2)(3)     OFFERING
									      PRICE(1)(2)(3)
---------------------------------------------------------------------------------------------------------
Senior Debt Securities and
Subordinated Debt Securities
(collectively, "Debt Securities")
of Ohio Casualty Corporation.......     $300,000,000             100%           $300,000,000    $83,400
==========================================================================================================

(1) Such indeterminate number or amount of Debt Securities of Ohio Casualty Corporation as may from time to time be issued at indeterminate prices.
(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $300,000,000.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) and exclusive of accrued interest, if any.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a)
OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL
BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

	      SUBJECT TO COMPLETION, DATED ______________________

				 PROSPECTUS

				$300,000,000
			      DEBT SECURITIES

			OHIO CASUALTY CORPORATION
			 136 NORTH THIRD STREET
			   HAMILTON, OHIO 45025
			      (513) 867-3000


	OHIO CASUALTY CORPORATION may periodically sell in one or more offerings:

	.     its unsecured senior debt securities, consisting of debentures, notes or other evidences of indebtedness, or

	.     its unsecured subordinated debt securities, consisting of
debentures, notes or other evidences of indebtedness.

	This Prospectus generally describes the securities that we may offer. We will provide the specific terms of the securities that we may offer in supplements to this Prospectus. If we engage any underwriter to sell the securities, we will describe our arrangement with that underwriter in a Prospectus Supplement.

	You should read this Prospectus and the accompanying Prospectus Supplement carefully before you invest.

	The Common Shares of Ohio Casualty Corporation are traded on The Nasdaq National Market under the symbol "OCAS".

			 --------------------------

	THE REGISTRATION STATEMENT THAT CONTAINS THIS PROSPECTUS (INCLUDING THE EXHIBITS TO THE REGISTRATOIN STATEMENT) CONTAINS ADDITIONAL INFORMATION ABOUT OHIO CASUALTY CORPORATION AND THE SECURITIES OFFERED UNDER THIS PROSPECTUS.
YOU CAN READ THE REGISTRATION STATEMENT AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE OR AT THE SECURITIES AND EXCHANGE COMMISSION OFFICES, AS DESCRIBED UNDER THE HEADING IN THIS PROSPECTUS "WHERE YOU CAN FIND MORE INFORMATION".


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.
	    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

			 ---------------------------

                              January 19, 1999.

	The following legend shall run sideways down the front cover of the
Prospectus:   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE
CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

		      WHERE YOU CAN FIND MORE INFORMATION

	Ohio Casualty Corporation has filed a Registration Statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") to register the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits to the Registration Statement.

	Ohio Casualty Corporation files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can read and copy any materials filed with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site that contains reports, proxy statements and other information regarding Ohio Casualty Corporation which you may access at http://www.sec.gov.

	The rules and regulations of the Commission allow us to incorporate certain information about Ohio Casualty Corporation and its financial condition into this Prospectus by reference. This means that we can disclose important information to you by referring you to other documents that we have filed with the Commission and information that we file later with the Commission will automatically update and supercede this information. The information incorporated by reference is considered to be a part of this Prospectus.

			   ---------------------------
	We have incorporated by reference into this Prospectus the following documents:

COMMISSION FILING                    DESCRIPTION OR PERIOD/AS OF DATE
------------------------------       --------------------------------------
Annual Report on Form 10-K           Fiscal Year ended December 31, 1997
Quarterly Reports on Form 10-Q       Quarters ended March 31, June 30 and
				     September 30, 1998
Current Reports on Form 8-K          March 6, 1998, September 24, 1998 and
                                     December 15, 1998

	We also incorporate by reference any periodic reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), as well as any proxy statements, that we may file with the Commission between the date of this Prospectus and the termination of this offering.

	You can obtain any of these documents, excluding any exhibits thereto unless the exhibit is specifically incorporated by reference in this Prospectus, without charge, by writing or phoning Ohio Casualty Corporation at the following address and phone number:

			  Ohio Casualty Corporation
			   136 North Third Street
			    Hamilton, Ohio 45025
			       (513) 867-3000
			 Attn:  Barry S. Porter, CFO

	For further information with respect to Ohio Casualty Corporation and the securities offered by this Prospectus, you should refer to the Registration Statement (including the exhibits to the Registration Statement) and the documents incorporated in this Prospectus by reference.

				 THE COMPANY

	Ohio Casualty Corporation (the "Company") was incorporated in Ohio on August 25, 1969. The Company operates primarily as a holding company and principally engages, through its direct and indirect subsidiaries, in the business of property and casualty insurance and insurance premium finance. The principal executive office of the Company is located at 136 North Third Street, Hamilton, Ohio 45025. The Company's telephone number is
(513) 867-3000. Additional information concerning the Company and its business activities is contained in the documents incorporated by reference into this Prospectus. You may refer to such information in the manner set forth under the heading "WHERE YOU CAN FIND MORE INFORMATION".

	Pursuant to this Prospectus, the Company periodically may issue its unsecured senior debt securities (the "Senior Debt Securities") and its unsecured subordinated debt securities (the "Subordinated Debt Securities"). This Prospectus collectively refers to the Senior Debt Securities and the Subordinated Debt Securities as the "Debt Securities".

				USE OF PROCEEDS

	Unless otherwise set forth in a Prospectus Supplement with respect to the proceeds from the sale of the particular Debt Securities to which such Prospectus Supplement relates, the net proceeds from the sale of the Debt Securities are expected to be used by the Company for general corporate purposes which may include:

	(i)     working capital;

	(ii)    acquisitions;

	(iii)   repayment or redemption of outstanding debt; or

	(iv)    other corporate purposes.

	Pending such use, the net proceeds may be temporarily invested in accordance with the Company's investment policy.

		CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for the periods indicated:

						      Year Ended December 31,
------------------------------------------------------------------------------------

			Nine Months
			Ended September
			30, 1998            1997          1996          1995          1994          1993
---------------------------------------------------------------------------------------------------------
Ratio of earnings to
fixed charges(1)        44.6406            56.1182       31.5222      27.8612       27.6519       19.1695
---------------------------------------------------------------------------------------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing earnings (income from continuing operations before income taxes plus fixed charges) by fixed charges (interest expense on debt).

		      DESCRIPTION OF THE DEBT SECURITIES

	The Company's Debt Securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series, in the case of Senior Debt Securities, under a Senior Indenture (the "Senior Debt Indenture") to be entered into between the Company and Chase Manhattan Trust Company, National Association, as trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture (the "Subordinated Debt Indenture") to be entered into between the Company and Chase Manhattan Trust Company, National Association, as trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Chase Manhattan Trust Company, National Association, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Indenture Trustee." The Indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge.

	The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the applicable Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

	The Debt Securities will be unsecured senior or subordinated obligations of the Company. The Indentures do not limit the aggregate principal amount of indebtedness that may be issued and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the applicable Prospectus Supplement.

	Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for the following terms of and information relating to the Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities):

	(i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination;

	(ii) currency or units based on or relating to currencies in which the Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

	(iii) any date or dates upon which the principal of the Debt Securities is payable;

	(iv) interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any;

	(v) the dates on which any such interest will be payable;

	(vi) the place or places where the principal of, premium, if any, and interest, if any, on the Debt Securities will be payable;

	(vii) any mandatory or optional redemption, repayment or sinking fund provisions;

	(viii) whether the Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such Bearer Debt Securities, the exchange of one form for another and the offer, sale and delivery of such Bearer Debt Securities (except that Registered Debt Securities will not be exchangeable into Bearer Debt Securities except in certain circumstances);

	(ix) whether the Debt Securities will be issuable in whole or in part in global form and, if so, the identity of the Depositary (as defined below) for such Debt Securities and the terms and conditions, if any, upon which such Debt Securities may be exchanged in whole or in part for other definitive securities;

	(x) any applicable United States federal income tax consequences;

	(xi) the proposed listing, if any, of the Debt Securities on any securities exchange;

	(xii) any variation to the provisions of the Indenture with respect to the satisfaction and discharge of the Company's indebtedness and obligations, or termination of certain covenants and Events of Default under the Indenture, with respect to the Debt Securities by deposit of money or U.S. government obligations;

	(xiii) any trustee (other than Chase Manhattan Trust Company, National Association), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the Debt Securities;

	(iv) the right of the Company, if any, to defer payments of interest;
and

	(xv) any other specific terms of the Debt Securities, including any modifications of or additions to the Events of Default (discussed below) or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

	Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

	Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

	Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

	Insurance statutes in many states limit the extent to which regulated insurance companies may pay dividends and transfer assets to their affiliates and either prohibit or require prior regulatory approval for the payment of dividends and other distributions in excess of such limits. Since a source of the Company's internally generated cash flow is dividends paid to it by its insurance company subsidiaries, the Company's ability to meet its obligations (including the obligation to pay principal of and premium, if any, and interest on the Debt Securities) may be affected by any such limitations or prior approval requirements.

GLOBAL DEBT SECURITIES

	The Debt Securities of a series may be issued in global form. Registered Debt Securities issued in global form (each a "Registered Global Security") will be deposited with a depositary (a

"Depository") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole (i) by the Depositary for such Registered Global Security to a nominee of such Depositary or (ii) by a nominee of such Depositary to such Depositary or another nominee of such Depositary or (iii) by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

	The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all such depositary arrangements.

	Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit on its book-entry registration and transfer system participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security
(with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

	So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person owns through a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing securities industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

	Payments of principal of and premium, if any, and interest, if any, on a Registered Global Security will be made to such Depositary or its nominee, as the case may be. None of the Company, the Indenture Trustee or any other agent of the Company or agent of the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

	The Company expects that the Depositary for any Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary.

	The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security owned through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

	If the Depositary for any Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (the "1934 Act"), and a successor Depositary registered as a clearing agency under the 1934 Act is not appointed within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Indenture Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

	Bearer Debt Securities of a series may also be issued in global form (each a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

	DEFINITIONS. The following terms used in this section and elsewhere in this Prospectus have the following meanings:

	The term "CONSOLIDATED TOTAL ASSETS" means the amount of total assets shown on the consolidated balance sheet of the Company and its consolidated subsidiaries contained in the most recent annual or quarterly report filed with the Commission, or if the Company is not then subject to the 1934 Act, the most recent annual or quarterly report to stockholders and, in respect of any Subsidiary as of any date of determination, the amount of total assets of such Subsidiary and its consolidated subsidiaries from which such consolidated balance sheet of the Company and its consolidated subsidiaries was derived. (Senior and Subordinated Debt Indentures, Section 1.1)

	The term "FAIR VALUE" when used with respect to any Voting Stock means the fair value as determined in good faith by the Board of Directors of the Company. (Senior and Subordinated Debt Indentures, Section 1.1)

	The term "RESTRICTED SUBSIDIARY" means:

	(a) so long as they are Subsidiaries of the Company, The Ohio Casualty Insurance Company, West American Insurance Company, Ohio Security Insurance Company and American Fire and Casualty Company;

	(b) any other present or future insurance company Subsidiary the Consolidated Total Assets of which constitute 20% or more of the Consolidated Total Assets of the Company; and

	(c) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Subsidiary referred to or described in the foregoing clauses (a) or (b). (Senior and Subordinated Debt Indentures, Section 1.1)

	The term "SUBSIDIARY" means any corporation or other entity more than 50% of the outstanding shares of Voting Stock of which is at the time of determination owned or controlled, directly or indirectly, by the Company. (Senior and Subordinated Debt Indentures, Section 1.1)

	The term "VOTING STOCK" means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the corporation in question, except that, stock which carries only the right to vote conditionally on the happening of an event is not considered voting stock. (Senior and Subordinated Debt Indentures, Section 1.1)

	LIMITATIONS ON LIENS. The Senior Debt Indenture provides that the Company and its Restricted Subsidiaries may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Debt Indenture), directly or indirectly, upon any shares of the Voting Stock of a Restricted Subsidiary without effectively providing that any Senior Debt Securities issued under the Senior Debt Indenture will be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. The foregoing restrictions, however, do not apply to liens upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary and extensions, renewals or replacements thereof. (Senior Debt Indenture Section 3.9)

	CONSOLIDATION, MERGER AND SALE OF ASSETS. The Senior Debt Indenture and the Subordinated Debt Indenture both provide that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or unless the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default (as defined below) shall have occurred and be continuing, and certain other conditions are met. (Senior and Subordinated Debt Indentures, Section 9.1)

	This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

	RESTRICTIONS ON CERTAIN DISPOSITIONS. The Senior Debt Indenture and Subordinated Debt Indenture both provide that as long as any of the Debt Securities remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Stock of any Restricted Subsidiary, unless,

	(a) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries;

	(b) the shares of Voting Stock issued, sold, assigned, transferred or otherwise disposed of constitute directors' qualifying shares;

	(c) all of the Voting Stock of a Restricted Subsidiary then owned by the Company or by its Restricted Subsidiaries is disposed of, in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which (as determined in good faith by the Board of Directors) is at least equal to the Fair Value of such Voting Stock; or

	(d) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the Fair Value of such Voting Stock. (Senior and Subordinated Debt Indentures, Section 9.3)

	The Indentures do not restrict the transfer of assets from a Restricted Subsidiary to any other person, including the Company or another subsidiary of the Company.

EVENTS OF DEFAULT

	An Event of Default is defined under both the Senior Debt Indenture and the Subordinated Debt Indenture with respect to Debt Securities of any series issued under such Indenture as being:

	(a) default in payment of all or any part of the principal of the Debt Securities of such series when due, either at maturity (or upon any redemption), by declaration or otherwise;

	(b) default for 30 days in payment of any interest on any Debt Securities of such series;

	(c) default in payment of any sinking fund installment when due;

	(d) failure to observe or perform any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series after 60 days written notice as provided in such Indenture;

	(e) certain events of bankruptcy, insolvency or reorganization; or

	(f) an event of default with respect to any other indebtedness for borrowed money (other than non-recourse obligations) of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount exceeding $10,000,000, if such event of default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Subordinated Debt Indentures, Section 5.1)

	The Senior Debt Indenture and the Subordinated Debt Indenture both provide that,

	(a) if an Event of Default occurs and is continuing (i) due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or (ii) due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture, either the Indenture Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and

	(b) if any Event of Default due to a default in the performance of any of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding shall have occurred and be continuing, either the Indenture Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such

Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately.

	Upon certain conditions, however, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or premium, if any, or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Subordinated Debt Indentures, Sections 5.1 and 5.10)

	The Senior Debt Indenture and the Subordinated Debt Indenture both contain a provision entitling the Indenture Trustee, subject to the duty of the Indenture Trustee during the Event of Default to act with the required standard of care, to be assured of reasonable indemnity or security by the holders of Debt Securities issued under either such Indenture requesting the Indenture Trustee to exercise any right or power under either such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each such Indenture for the indemnification of the Indenture Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred on the Indenture Trustee. (Senior and Subordinated Debt Indentures, Section 5.9)

	The Senior Debt Indenture and the Subordinated Debt Indenture both provide that no holder of Debt Securities issued under such Indenture may institute any action against the Company under either such Indenture (except as set forth above and except for actions for payment of overdue principal, premium, if any, or interest) unless

	(i) such holder previously shall have given to the Indenture Trustee written notice of default and continuance thereof;

	(ii) the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under either such Indenture and then outstanding shall have requested the Indenture Trustee to institute such action and shall have offered the Indenture Trustee reasonable indemnity;

	(iii) the Indenture Trustee shall not have instituted such action within 60 days of such request; and

	(iv) the Indenture Trustee shall not have received direction inconsistent with such written request by the holders of a majority in aggregate principal amount of the Debt Securities of each affected series (treated as one class) issued under either such Indenture and then outstanding. (Senior and Subordinated Debt Indentures Sections 5.6 and 5.9)

	The Senior Debt Indenture and the Subordinated Debt Indenture both contain a covenant that the Company will file annually with the Indenture Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Subordinated Debt Indentures Section 3.4)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

	If indicated in the applicable Prospectus Supplement, the Company can discharge or defease its obligations under each Indenture as set forth below. (Senior and Subordinated Debt Indentures Article 10 and Section 3.2)

	Under terms satisfactory to the Indenture Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under either the Senior Debt Indenture or the Subordinated Debt Indenture which have not already been delivered to the Indenture Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Indenture Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.

	If indicated in the applicable Prospectus Supplement, the Company may elect either, (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture Trustee, in trust for such purpose, of money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

	As a condition to defeasance or covenant defeasance, the Company must deliver to the Indenture Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Senior and Subordinated Debt Indentures Section 10.6)

	The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. (Senior and Subordinated Debt Indentures Section 10.4) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. If, however, such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.

MODIFICATION OF THE INDENTURES

	The Senior Debt Indenture and the Subordinated Debt Indenture both provide that the Company and the Indenture Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to:

	(a) secure any Debt Securities;

	(b) evidence the assumption by a successor corporation of the obligations of the Company;

	(c) add covenants for the protection of the holders of Debt Securities;

	(d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities;

	(e) establish the forms or terms of Debt Securities of any series; and

	(f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures Section 8.1)

	The Senior Debt Indenture and the Subordinated Debt Indenture both also contain provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, any Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Indenture Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of either such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in aggregate principal amount of Debt Securities of any series issued under either such Indenture, the consent of the holders of which is required for any such modification. (Senior and Subordinated Debt Indentures Section 8.2)

	The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below) then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture Section 8.6)

SUBORDINATION UNDER THE SUBORDINATED DEBT INDENTURE

	Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on:

	(a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created,

		 (i) for money borrowed by the Company,

		 (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company,

		 (iii) in respect of letters of credit and acceptances issued or made by banks, or

		 (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and

	(b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in clause (a)(iv) above, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument
(whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company.

	Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or PARI PASSU with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a Subsidiary of the Company. (Subordinated Debt Indenture Section 1.1) The Subordinated Debt Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

	In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (b) that Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section
5.1 of the Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as event of default is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Subordinated Debt Securities or coupons shall be made. (Subordinated Debt Indenture, Article 13) If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

GOVERNING LAW

	The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable. (Senior and Subordinated Debt Indentures Section 11.8)

CONCERNING THE INDENTURE TRUSTEE

	The Chase Manhattan Bank, an affiliate of the Indenture Trustee, is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking relationships. The Company and The Chase Manhattan Bank are parties to a Credit Agreement dated October 27, 1997, as amended, pursuant to which various lenders agreed to make loans to the Company in an aggregate principal amount not exceeding $300,000,000 at any one time outstanding to refinance certain existing indebtedness, to finance the operations of the Company and for other purposes. The Chase Manhattan Bank acts as administrative agent for such lenders under the Credit Agreement. The net proceeds from the sale of Debt Securities may be used to retire indebtedness under the Credit Agreement with The Chase Manhattan Bank.

			     PLAN OF DISTRIBUTION

	The Company may sell the Debt Securities directly or through agents, underwriters or dealers.

	Offers to purchase Debt Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Debt Securities to an agent as principal. Agents may be entitled to, under agreements that may be entered into with the Company, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

	If any underwriters are utilized in the sale of Debt Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

	If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

	Debt Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Debt Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company and its subsidiaries in the ordinary course of business.

	If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

				LEGAL MATTERS

	Unless otherwise indicated in the applicable Prospectus Supplement, Vorys, Sater, Seymour and Pease LLP, counsel to the Company, will pass upon the validity of the Debt Securities of the Company. As of January 8, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially owned 32,573 common shares of the Company.

				  EXPERTS

	The consolidated financial statements of Ohio Casualty Corporation and its subsidiaries, included in the report on Form 10-K of the Company for the year ended December 31, 1997 referred to above have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report dated January 30, 1998, except as to the information presented in
Note 16, for which the date is February 19, 1998, accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

	Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

			      ERISA MATTERS

	THE COMPANY AND CERTAIN AFFILIATES OF THE COMPANY MAY EACH BE CONSIDERED A "PARTY IN INTEREST" WITHIN THE MEANING OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A "DISQUALIFIED PERSON" WITHIN THE MEANING OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") WITH RESPECT TO CERTAIN EMPLOYEE BENEFIT PLANS. PROHIBITED TRANSACTIONS WITHIN THE MEANING OF ERISA OR THE CODE MAY ARISE, FOR EXAMPLE, IF THE DEPT SECURITIES ARE ACQUIRED BY A PENSION OR OTHER EMPLOYEE BENEFIT PLAN WITH RESPECT TO WHICH THE COMPANY OR ANY OF ITS AFFILIATES IS A SERVICE PROVIDER (OR OTHERWISE IS A "PARTY IN INTEREST" OR A "DISQUALIFIED PERSON"), UNLESS SUCH DEBT SECURITIES ARE ACQUIRED PURSUANT TO AN EXEMPTION FOR TRANSACTIONS EFFECTED ON BEHALF OF SUCH PLAN BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION. ANY SUCH PENSION OR EMPLOYEE BENEFIT PLAN PROPOSING TO INVEST IN THE DEBT SECURITIES SHOULD CONSULT WITH ITS LEGAL COUNSEL.

				  PART II

		   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the Commission registration fee.

Commission registration fee.......................................  $ 83,400
Printing and engraving............................................    20,000
Legal fees and expenses...........................................    40,000
Fees of accountants...............................................    50,000
Fees of trustees..................................................     6,000
Rating agency fees................................................   200,000
Miscellaneous.....................................................    25,000
								     -------
       Total......................................................  $424,400



ITEM 15.                INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Division (E) of Section 1701.13 of the Ohio Revised Code and Article V of the Company's Code of Regulations relate to indemnification of the Company's directors and officers against liabilities arising in connection with the performance of their respective duties.

	Division (E) of Section 1701.13 of the Ohio Revised Code provides as follows:

		 (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager,or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was
				    II-1
        unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction,or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

		 (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

		 (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

		 (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

		 (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

		 (4) Any indemnification under division (E)(1) or
	(2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division
	(E)(1) or (2) of this section. Such determination shall be made as follows:

		 (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division
	(E)(1) or (2) of this section;

		 (b) If the quorum described in division
	(E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

		 (c) By the shareholders;

		 (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

		 Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

		 (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

		 (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

		 (ii) Reasonably cooperate with the
	corporation concerning the action, suit, or proceeding.

		 (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

		 (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

		 (7) A corporation may purchase and
	maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

		 (8) The authority of a corporation to
	indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

		 (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

	Article V of the Company's Code of Regulations provides as follows:

		 SECTION 1. MANDATORY INDEMNIFICATION. The corporation shall indemnify (A) any officer or director of the corporation and (B) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation) by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 1 shall be presumed in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

		 SECTION 2.  COURT-APPROVED INDEMNIFICATION.
	Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

		 (A)     the corporation shall not indemnify
	(i) any officer or director of the corporation, or
	(ii) any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence)in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

		 (B)     the corporation shall promptly
	make any such unpaid indemnification as is determined by a court to be proper as contemplated by this
	Section 2.

		 SECTION 3.  INDEMNIFICATION FOR EXPENSES.
	Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation or any person (including an officer or director of the corporation) who has served or is serving at the request of the corporation as a director, trustee or officer of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1, or in defense of any claim, issue, or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

		 SECTION 4.  DETERMINATION REQUIRED. Any
	indemnification required under Section 1 and not precluded under Section 2 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 1. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years or (C) by the shareholders or (D) by the Court of Common Pleas of Butler County, Ohio or
	(if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under subparagraph (D) of this Section at any time (including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under subparagraph
	(A) or by independent legal counsel under subparagraph (B) or by the shareholders under subparagraph (C) of this Section); and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under subparagraph (A) or by independent legal counsel under subparagraph (B) or by shareholders under subparagraph (C) of this Section shall be evidence in rebuttal of the presumption recited in Section 1. Any determination made by the disinterested directors under subparagraph (A) of this Section or by independent legal counsel under subparagraph (B) of this Section to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

		 SECTION 5.  ADVANCES FOR EXPENSES.
	Expenses (including, without limitation, attorneys fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section
	1 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer, Director or other person entitled to indemnity under Section 1 promptly as such expenses are incurred by him, but only if such officer, Director or other person shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

		 (A)     unless it shall ultimately be
	 determined as provided in Section 4 that he is not entitled to be indemnified by the corporation as provided under Section 1; or

		 (B)     if, in respect of any claim, issue
	 or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for gross negligence or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Butler County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

		 SECTION 6.  ARTICLE V NOT EXCLUSIVE.  The
	 indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders of the corporation or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        	 SECTION 7.  INSURANCE. The corporation
         may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer employee or agent of the corporation,
	or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation
	(domestic or foreign, nonprofit or for profit), partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this
	Article V.

		 SECTION 8.  CERTAIN DEFINITIONS. For
	purposes of this Article V, and as examples and not by way of limitation:

		 (A)     A person claiming indemnification
	under this Article V shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
	Section 1, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him, and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of lack of merit of the claims made against him or otherwise results in a vindication of him); and

		 (B)     References to an "other enterprise"
	shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" within the meaning of that term as used in this Article V.

		 SECTION 9.  VENUE.  Any action, suit or
	proceeding to determine a claim for indemnification under this Article V may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Butler County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Butler County, Ohio in any such action, suit or proceeding.

	The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

ITEM 16.         EXHIBITS.

  Exhibit
  -------

    1.1+    Form of Underwriting Agreement.

     4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

     4.2 Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

     4.3 Form of Senior Indenture to be entered into between the Company and the Indenture Trustee.

     4.4 Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes.

     4.5    Form of Senior Debt Security (included in Exhibit 4.4).

     4.6 Form of Subordinated Indenture to be entered into between the Company and the Indenture Trustee.

    4.7+ Form of Supplemental Indenture to Subordinated Indenture providing for the issuance of subordinated notes.

    4.8+    Form of Subordinated Debt Security (included in Exhibit 4.7).

     5.1    Opinion of Vorys, Sater, Seymour and Pease LLP.

    8.1+ Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters.

    12.1 Statement re: Computation of consolidated ratio of earnings to fixed charges.

    23.1    Consent of PricewaterhouseCoopers LLP.

    23.2    Consent of Vorys, Sater, Seymour and Pease LLP (included in
	    Exhibit 5.1).

    24.1    Powers of Attorney for the Company.

    25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee, under the Senior Indenture.

    25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee, under the Subordinate Indenture.

    99.1 Credit Agreement by and between the Company, various lenders and The Chase Manhattan Bank (as administrative agent for the lenders), dated as of October 27, 1997 (incorporated by reference to Exhibit 10c of Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 14, 1997).

    99.2 Amendment to Credit Agreement by and between the Company, various lenders and The Chase Manhattan Bank (as administrative agent for the lenders), dated as of August 11, 1998.

	    +To be filed under subsequent Form 8-K.

ITEM 17.         UNDERTAKINGS.

    (a)     The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

	    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

	    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
                                    II-10

	   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)     The undersigned Registrant hereby undertakes that:

                (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new retistration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

				  SIGNATURES
	Pursuant to the requirements of the Securities Act of 1933, Ohio Casualty Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Ohio, on January 19, 1999

				       OHIO CASUALTY CORPORATION


				       By: /s/ Lauren N. Patch
					   ------------------------------------
					   Lauren N. Patch, President and Chief
					   Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                         Date
---------                    -----                         ----

/s/ Lauren N. Patch          President and Chief
-------------------------    Executive Officer,
Lauren N. Patch              Director                      January 19, 1999

*/s/ Joseph L. Marcum        Chairman of the Board,
-------------------------    Director                      January 19, 1999
Joseph L. Marcum

*/s/ William L. Woodall      Vice Chairman of the
--------------------------   Board, Director               January 19, 1999
William L. Woodall

*/s/ Barry S. Porter         Chief Financial Officer
--------------------------   and Treasurer                 January 19, 1999
Barry S. Porter

*/s/ Arthur J. Bennert       Director
--------------------------                                 January 19, 1999
Arthur J. Bennert

*/s/ Jack E. Brown           Director
--------------------------                                 January 19, 1999
Jack E. Brown

*/s/ Catherine E. Dolan      Director
--------------------------                                 January 19, 1999
Catherine E. Dolan

*/s/ Wayne R. Embry          Director
--------------------------                                 January 19, 1999
Wayne R. Embry

*/s/ Vaden Fitton            Director
--------------------------                                 January 19, 1999
Vaden Fitton

*/s/ Jeffery D. Lowe         Director
--------------------------                                 January 19, 1999
Jeffery D. Lowe

*/s/ Stephen S. Marcum       Director
--------------------------                                 January 19, 1999
Stephen S. Marcum

*/s/ Stanley N. Pontius      Director
--------------------------                                 January 19, 1999
Stanley N. Pontius

*/s/ Howard L. Sloneker III  Director                      January 19, 1999
---------------------------
Howard L. Sloneker III

*Pursuant to Power of Attorney

			      EXHIBIT INDEX

Exhibit
-------

  1.1+    Form of Underwriting Agreement.

   4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibits 4(a), 4(b), 4(c), 4(d) and 4(e) of the Current Report on Form 8-K of Ohio Casualty Corporation (the "Company"), as filed with the Securities and Exchange Commission on December 15, 1998).

   4.2 Code of Regulations, as amended (incorporated by reference to Exhibit 4(f) of the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 15, 1998).

   4.3 Form of Senior Indenture to be entered into between the Company and Chase Manhattan Trust Company, National Association (the "Indenture Trustee").

   4.4 Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes.

   4.5    Form of Senior Debt Security (included in Exhibit 4.4).

   4.6 Form of Subordinated Indenture to be entered into between the Company and the Indenture Trustee.

  4.7+ Form of Supplemental Indenture to Subordinated Indenture providing for the issuance of subordinated notes.

  4.8+    Form of Subordinated Debt Security (included in Exhibit 4.7).

   5.1    Opinion of Vorys, Sater, Seymour and Pease LLP.

  8.1+    Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters.

  12.1 Statement re: Computation of consolidated ratio of earnings to fixed charges.
  23.1    Consent of PricewaterhouseCoopers LLP.

  23.2    Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit
	  5.1).

  24.1    Powers of Attorney for the Company.

  25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee, under the Senior Indenture.

  25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Indenture Trustee, under the Subordinated Indenture.

  99.1 Credit Agreement by and between the Company, various lenders and The Chase Manhattan Bank (as administrative agent for the lenders), dated as of October 27, 1997 (incorporated by reference to Exhibit 10c of Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 14, 1997).

  99.2 Amendment to Credit Agreement by and between the Company, various lenders and The Chase Manhattan Bank (as administrative agent for the lenders), dated as of August 11, 1998.


	 +To be filed under subsequent Form 8-K.